UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On September 1, 2016, the Board of Director (the “Board”) of Antares Pharma, Inc. (the “Company”) appointed Keith Muckenhirn, interim Chief Financial Officer, principal financial officer and principal accounting officer. The appointment is effective September 4, 2016.  Mr. Muckenhirn also will continue to serve as the Company’s Vice President, Finance & Corporate Controller.

Mr. Muckenhirn, age 53, has been the Company’s Vice President, Finance and Corporate Controller since 2011 and joined the Company in 2001 as Controller.  Mr. Muckenhirn has more than 30 years of experience in accounting and financial reporting.

In connection with his appointment as interim Chief Financial Officer, principal accounting officer and principal financial officer, Mr. Muckenhirn will receive an additional $6,000 per month.  The additional payment will continue for so long as he serves as interim Chief Financial Officer, principal financial officer and principal accounting officer.

As previously announced, the Company has initiated a search for a permanent Chief Financial Officer and Mr. Muckenhirn will serve in this interim role until the Company completes its search.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	September 7, 2016	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer, Human Resources, and Secretary